As filed with the Securities and Exchange Commission on December __, 2002

                                                   Registration No. 333-_______

                              --------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              ---------------------

                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

          Utah                         6712                    87-0227400
    (State or Other       (Primary Standard Industrial      (I.R.S. Employer
    Jurisdiction of        Classification Code Number)     Identification No.)
    Incorporation or
     Organization)
                              ---------------------

                           One South Main, Suite 1134
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                Harris H. Simmons
                 Chairman, President and Chief Executive Officer
                              Zions Bancorporation
                           One South Main, Suite 1134
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                             -----------------------

                                   Copies to:
                              Brian D. Alprin, Esq.
                             Laurence S. Lese, Esq.
                                Duane Morris LLP
                         1667 K Street, N.W., Suite 700
                           Washington, D.C. 20006-1608
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Title of Each Class of   Amount to be     Proposed Maximum     Maximum Aggregate    Amount of
Securities to be         Registered (1)   Offering Price Per   Offering Price (4)   Registration Fee
Registered                                Unit
Common Stock, no par     79,693 (2)       $40.62 (3)           $3,237,129.60        $298
value per share

----------------------------------------------------------------------------------------------------

(1) As permitted by Rule 416, this registration statement also relates to such additional number of shares of the Registrant's common stock as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) Represents the maximum number of shares of Zions common stock, no par value per share, that may be offered and sold by the selling shareholders. See "Selling Shareholders" in the prospectus portion of this registration statement.

(3) The average of the high and low prices reported on the Nasdaq National Market on December 3, 2002 (a date within five business days prior to filing the registration statement).

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the high and low prices reported on the Nasdaq National Market on December 3, 2002 (a date within five business days prior to filing the registration statement).

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                   ----------

                              ZIONS BANCORPORATION

                                  79,693 Shares

                                  Common Stock

                          ----------------------------

         This prospectus is part of a registration statement of Zions Bancorporation ("Zions," "we," "us" or "our") filed with the Securities and Exchange Commission in connection with a private placement by Zions of 79,693 shares of its common stock in October 2002, upon the completion of the merger of Chatting Anchors Merger Company, a wholly-owned subsidiary of Zions, and Grant-Hatch & Associates, Inc. ("Grant-Hatch"). As part of the private placement, we agreed to register for resale the shares of common stock that we issued upon completion of the merger to the six former shareholders of Grant-Hatch. See "Issuance of Zions Common Stock to the Selling Shareholders," beginning at page 4.

         This prospectus will be used by the selling shareholders to sell up to 85,365 shares of our common stock. The selling shareholders may sell their shares of common stock from time to time. See "Selling Shareholders," beginning at page 5.

         For information on the methods of sale of the common stock, you should refer to the section entitled "Plan of Distribution," beginning at page 6. Zions will not receive any portion of the proceeds from the sale by the selling shareholders of their common stock.

         You should read this prospectus and any prospectus supplement carefully and in its entirety before you invest in shares of our common stock.

         Our common stock is listed on the Nasdaq National Market under the symbol "ZION." On December 3, 2002, the closing sales price for our common stock on the Nasdaq National Market was $41.00.

                            -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The shares of Zions common stock offered by this prospectus are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of any of the parties. Neither the FDIC nor any other governmental agency insures or guarantees any loss to you of your investment value in the Zions common stock.

                            ------------------------

               The date of this prospectus is December ___, 2002.

                                TABLE OF CONTENTS

                                                                          Page

ZIONS BANCORPORATION.........................................................3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................3

USE OF PROCEEDS..............................................................4

ISSUANCE OF ZIONS COMMON STOCK TO THE SELLING SHAREHOLDERS...................4

INCOME TAX CONSIDERATIONS....................................................5

SELLING SHAREHOLDERS.........................................................5

PLAN OF DISTRIBUTION.........................................................6

DESCRIPTION OF ZIONS CAPITAL STOCK...........................................7

LEGAL MATTERS................................................................9

EXPERTS......................................................................9

WHERE YOU CAN FIND MORE INFORMATION..........................................9


         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

                              ZIONS BANCORPORATION

         Zions Bancorporation is a multi-bank holding company organized under the laws of Utah in 1955, and registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956. Zions and its subsidiaries own and operate six commercial banks with a total of 409 offices. Zions provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, Arizona, California, Colorado, Idaho, Nevada and Washington. On September 30, 2002, Zions had total consolidated assets of approximately $26.3 billion, consolidated loans (net of unearned income and fees) of approximately $18.3 billion, total consolidated deposits of approximately $19.5 billion, and shareholders' equity of approximately $2.4 billion. Active full-time equivalent employees totaled 8,049 at September 30, 2002. Zions focuses on maintaining community-minded banking by strengthening its core business lines of retail banking, small and medium-sized business lending, residential mortgage and investment activities. The banks provide a wide variety of commercial and retail banking and mortgage-lending products and services. The banks provide commercial loans, lease financing, cash management, lockbox, customized draft processing, and other special financial services for business and other commercial banking customers. A wide range of personal banking services are provided to individuals, including bank card, student and other installment loans and home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit and 24 hour ATM access.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and documents incorporated by reference into this prospectus contain forward-looking statements that are based upon our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements. We have used and incorporated by reference "forward-looking statements" in this prospectus, including one or more of the following:

         o projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items;

         o descriptions of plans or objectives of management for future operations, products or services;

         o        forecasts of future economic performance; and

         o descriptions of assumptions underlying or relating to any of the foregoing.

         Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "will permit," "will afford," "believes," "expects," "may," "should," "projected," "contemplates," or "anticipates." These statements are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to risks and uncertainties that could cause actual results of Zions to differ materially. We have used these statements to describe our expectations and estimates in various sections of this prospectus.

         Factors that might cause such differences include, but are not limited to:

         o        the timing of closing proposed mergers being delayed;

         o competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally in areas in which we conduct our operations, being less favorable than expected;

         o the cost and effort required to integrate aspects of the operations of companies that we may acquire in the future being more difficult than expected;

         o expected cost savings from proposed mergers not being fully realized or realized within the expected time frame; and

         o legislation or regulatory changes which adversely affect the ability of Zions to conduct its current and future operations.

         We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included in this prospectus to reflect future events or developments. Our actual results could differ materially from those set forth in the forward-looking statements because of many reasons, including the risk factors listed above. This list may not be exhaustive.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling shareholders. All proceeds from the sale of the common stock under this prospectus will be for the account of the selling shareholders. See "Selling Shareholders" and "Plan of Distribution" below.

           ISSUANCE OF ZIONS COMMON STOCK TO THE SELLING SHAREHOLDERS

         On October 21, 2002, we completed our merger with Grant-Hatch. In the merger, our wholly-owned subsidiary Chatting Anchors merged with and into Grant-Hatch. Following the merger, Grant-Hatch was the surviving corporation and became a wholly-owned subsidiary of Zions.

         Upon completion of the merger, we issued a total of 79,693 shares of our common stock to the six former shareholders of Grant-Hatch. We issued all of those securities, which are the subject of this prospectus, under an exemption from the registration requirements of the Securities Act of 1933. All of those securities are restricted and, in general, are not freely tradable until we register them with the SEC. In the Agreement and Plan of Reorganization which governed the merger, we agreed that following the merger we would register on behalf of the six shareholders of Grant-Hatch the shares of Zions common stock that were issuable to them upon completion of the merger. This prospectus covers the resale by the six former shareholders of Grant-Hatch as selling shareholders of up to 79,693 shares of our common stock that they received in the merger.

                            INCOME TAX CONSIDERATIONS

         You should consult your own tax advisor about the income tax issues and the consequences of holding and disposing of our common stock.

                              SELLING SHAREHOLDERS

         The information provided in the table below with respect to each selling shareholder has been obtained from the selling shareholder. The following table sets forth information as of November 25, 2002, with respect to the number of shares of our common stock owned by each of our shareholders selling under this prospectus. None of the selling shareholders has had a material relationship with us within the past three years, other than as a result of the ownership of shares of our common stock or in the case of Norman
D. Squires, as an executive officer and director of our Grant-Hatch subsidiary following the merger. We do not consider any of the selling shareholders an affiliate of Zions.

         The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of the sale or sales of common stock covered by this prospectus. We cannot estimate the number of shares that each selling shareholder will hold after completion of this offering because the selling shareholders may offer some or all of the shares owned by them and further because we have no knowledge as to any agreements, arrangements or understandings with respect to the sale of any of the shares. Our registration of the shares of common stock held by the selling shareholders does not necessarily mean that the selling shareholders will sell all or any of the shares.

Name of Selling      Shares of Zions     Percentage of     Number of Shares    Shares of Zions      Percentage of
Shareholder          Common Stock        Zions Common      Registered for      Common Stock         Zions Common
                     Beneficially        Stock Held        Sale Hereby         Beneficially Owned   Stock Held after
                     Owned as of the     before Sale of                        after the Sale of    Sale of Common
                     Date Hereof         Common Stock                          the Common  Stock    Stock (1)
                                                                               (1)
Richard G. Taylor         28,161               *                26,711               1,450                 *
Revocable Trust

Marilyn C. Taylor         26,709               *                26,709                 0                   0
Revocable Trust

                                        5

Norman D. Squires         12,744               *                12,744                 0                   0
Living Trust

Dorene H. Squires         12,744               *                12,744                 0                   0
Living Trust

Robert C. Cummings         693                 *                 693                   0                   0

Estate of Julian            92                 *                  92                   0                   0
C. Smith, Deceased

Totals                    81,143               *                79,693               1,450                 *


         (1) Assumes the sale of all shares which are the subject of this prospectus. We cannot predict whether the selling shareholders will sell all or any of the shares.

         * Represents less than 1/10th of one percent of the total number of Zions shares issued and outstanding. On November 20, 2002, there were 90,802,265 shares of Zions common stock outstanding.

                              PLAN OF DISTRIBUTION

         The selling shareholders may sell the 79,693 shares of common stock covered by this prospectus from time to time. As used herein, "selling shareholders" includes the selling shareholders named in the table above and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling shareholders will act independently of us, and to the best of our knowledge independently from each other, in making decisions with respect to the timing, manner and size of each sale. The common stock may be sold by or for the account of the selling shareholders in transactions on the Nasdaq National Market, the over-the-counter market, or otherwise. The sales may be made at fixed prices, at market prices prevailing at the time, or at privately negotiated prices. The selling shareholders may sell the common stock by means of one or more of the following methods:

         o a block trade in which the broker-dealer so engaged will attempt to sell the common stock as agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

         o purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

         o ordinary brokerage transactions in which the broker solicits purchasers;

         o in connection with the loan or pledge of the common stock registered hereunder to a broker-dealer, and the sale of the common stock so loaned or the sale of the shares so pledged upon a default;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

         o        in privately negotiated transactions; or

         o        in a combination of any of the above methods.

         In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from the purchasers, or from both. This compensation may exceed customary commissions.

         The selling shareholders and any participating brokers, dealers or agents may be deemed to be "underwriters" within the meaning of the Securities Act in connection with their sales. In that event, any commission, discount or concession these "underwriters" receive may be deemed to be underwriting compensation. In addition, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for them to deliver copies of this prospectus to purchasers on or prior to the date of sales of the shares offered through this prospectus. In addition, any shares of a selling shareholder covered by this prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than by this prospectus.

         We have agreed to bear all expenses of registration of the common stock (other than fees and expenses, if any, of legal counsel or other advisors to the selling shareholders). Any commissions, discounts, concessions or other fees, if any, which are payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling shareholders selling those shares, and not by us.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In addition, if we are notified by a selling shareholder that a donee, distributee, pledgee, or other transferee intends to sell more than 500 shares, we may file a supplement to this prospectus naming the successor-in-interest.

                       DESCRIPTION OF ZIONS CAPITAL STOCK

Authorized Capital Stock

         The following statements are brief summaries of the material provisions of Zions' preferred stock and common stock and are qualified in their entirety by the provisions of Zions' articles of incorporation.

PREFERRED STOCK. The articles of incorporation of Zions authorize the issuance of 3,000,000 shares of preferred stock with no par value per share. There are no shares of Zions preferred stock outstanding. Zions' articles of incorporation authorize the Zions board to provide, without further shareholder action, for the issuance of one or more series of preferred stock. The Zions board has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Holders of preferred stock have no preemptive rights.

COMMON STOCK. Zions is authorized to issue 350,000,000 shares of common stock with no par value per share. There are approximately 90,802,265 shares of common stock of Zions outstanding at November 20, 2002. The holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights. Holders of Zions common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

SHAREHOLDER RIGHTS PLAN. As of September 27, 1996, Zions adopted a Shareholder Protection Rights Agreement (the "Rights Plan"). In connection with that plan, the Zions board (1) declared a dividend of one right for each share of common stock held of record as of the close of business on October 11, 1996 and (2) authorized the issuance of one right to attach to each share of common stock issued after October 11, 1996, and prior to the occurrence of certain events described in the Rights Plan. The rights are attached to all common stock certificates that were outstanding on October 25, 1996, or have been issued since that date, and no separate rights certificates have been or will be distributed until the occurrence of certain events described in the Rights Plan. Until such separation, no right may be exercised or traded separately from the common stock certificate to which it is attached. Following separation, the rights may, depending upon the occurrence of certain events described in the Rights Plan, entitle the holders thereof to either purchase or receive additional shares of common stock. The rights will expire at the close of business on October 11, 2006, unless earlier redeemed by Zions in accordance with the terms of the Rights Plan.

         The shareholder rights will cause substantial dilution to a person or group that attempts to acquire Zions on terms not approved by the Zions board, except by means of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the Zions board, as the rights may be redeemed by Zions prior to the time that a person or group has acquired beneficial ownership of 10% or more of the shares of Zions common stock.

         The Rights Plan is designed to protect the interests of Zions' shareholders in the event of an unsolicited attempt to acquire Zions, including a gradual accumulation of shares in the open market. Zions believes the plan provides protection against a partial or two-tier tender offer that does not treat all shareholders equally and against other coercive takeover tactics which could impair the Zions board's ability to represent Zions' shareholders fully. Management believes that the rights should also deter any attempt by a controlling shareholder to take advantage of Zions through self-dealing transactions. The Rights Plan is not intended to prevent a takeover of Zions. Issuing the rights has no dilutive effect, does not affect reported earnings per share and does not change the way in which Zions shares are traded. However, the exercise of rights by some but not all of Zions' shareholders would have a dilutive effect on non-exercising shareholders. Moreover, some may argue that the Rights Plan has the potential for "entrenching" current management by allowing current voting shareholders to increase their voting shares, thus making a tender offer more difficult and costly.

REGISTRAR AND TRANSFER AGENT

         Zions' registrar and transfer agent is Zions First National Bank, Salt Lake City, Utah.

                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the issuance of the common stock offered in this prospectus have been passed upon for us by Duane Morris LLP, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements for the years ended December 31, 2001 and 2000, of Zions Bancorporation incorporated by reference in the Zions Bancorporation Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services. The SEC maintains an Internet site that contains reports, proxy statements and other information that we file electronically with the SEC. You may read and copy these materials at the web site maintained by the SEC at http://www.sec.gov. In addition, you may read and copy Zions' SEC filings at the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500. Our Internet address is www.zionsbancorporation.com.

         We have filed a registration statement on SEC Form S-3 to register with the SEC the shares of our common stock to be offered and sold by the selling shareholders. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. The following documents which we incorporate by reference into this prospectus contain important information about us, our finances and our common stock:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2001;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

         o Our Current Reports on Form 8-K, filed with the SEC on April 23, 2002, July 23, 2002, August 6, 2002, August 15, 2002,
                  August 21, 2002, September 11, 2002, October 4, 2002, October 21, 2002 and November 14, 2002;

         o The description of our common stock and rights set forth in our registration statement on Form 10 and Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions; and

         o The description of our common stock as set forth above under the caption "Description of Zions Capital Stock."

         We incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and prior to termination of the offering.

         If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. You can obtain documents incorporated by reference from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus. Shareholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

         Zions Bancorporation
         One South Main, Suite 1134
         Salt Lake City, Utah 84111
         Attention:  Ms. Jennifer R. Jolley
         Assistant Secretary
         Tel: (801) 524-4787

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS DATED DECEMBER ___, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE DELIVERY OF THIS PROSPECTUS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the
information contained or
incorporated by reference in this                        79,693 Shares
prospectus.  We have not authorized
anyone to provide you with
information that is different from
what is contained in this                             ZIONS BANCORPORATION
prospectus.  This prospectus is
dated December ___, 2002.  You
should not assume that the
information contained in this                             Common Stock
prospectus is accurate as of any
date other than that date, and the
delivery of this prospectus shall
not create any implication to the                  _________________________
contrary.




                                                           PROSPECTUS



We have not authorized any dealer,
salesperson or other person to give
any information or represent                       _________________________
anything not contained in this
prospectus.  This prospectus does
not offer to sell or buy any
securities in any jurisdiction where
it is unlawful.  The information in
this prospectus is current as of                       December ___, 2002
December ___, 2002.


                                                   _________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by Zions in connection with the sale and distribution of the common stock being registered. Selling commissions, brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling shareholders are payable by the selling shareholders. All amounts are estimated except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee.

SEC registration fee                                         $   298

Nasdaq listing fee                                             2,000

Accounting fees and expenses                                  23,000

Legal fees and expenses                                       12,500

Miscellaneous fees and expenses                                  202

Total                                                        $40,000

         ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 16-10a-901 et seq. of the Utah Business Corporation Act authorizes indemnification of directors and officers of a Utah corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit or proceeding.

         Article VI of Zions Bancorporation's bylaws, which we incorporate by reference to Exhibit 3 of Zions Bancorporation's Form 10-Q Quarterly Report for the quarter ended September 30, 1998, SEC File No. 0-2610, provides, in part, as follows:

         Section 6.01 Indemnification of Directors.

         (a) Permitted Indemnification. Pursuant to Section 16-10a-902 of the [Utah Business Corporation] Act, unless otherwise provided in the Articles of Incorporation as permitted by Section 16-10a-909 of the Act, the Corporation may indemnify any individual, made a party to a proceeding because such individual is or was a director of the Corporation, against liability incurred in the proceeding if the Corporation has authorized the payment in accordance with
Section 16-10a-906 of the Act and a determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Act that the director has met the applicable standards of conduct as set forth below and in
Section 16-10a-902 of the Act:

                  (i) the individual's conduct was in good faith;

                                       1-A

                  (ii) the individual reasonably believed that his or her conduct was in, or not opposed to, the Corporation's best interests; and

                  (iii) in the case of any criminal proceeding, the individual had no cause to believe his or her conduct was unlawful.

         Section 6.03 Indemnification of Officers, Employees, Fiduciaries, and Agents. Unless otherwise provided in the Articles of Incorporation, and pursuant to Section 16-10a-907 of the Act:

                  (i) an officer of the Corporation is entitled to mandatory indemnification under Section 16-10a-903 of the Act, and is entitled to apply for court-ordered indemnification under Section 16-10a-905 of the Act, in each case to the same extent as a director;

                  (ii) the Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as a director; and

                  (iii) the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by the Articles of Incorporation, these Bylaws, action of the Board of Directors, or contract.

         Section 6.06 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order, or otherwise.

         Article XVIII of Zions Bancorporation's articles of incorporation provides as follows:

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

         ITEM 16.  EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT

 3.1 Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610.

 3.2 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to
         Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610.

                                       2-A

 3.3 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to
         Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610.

 3.4 Restated Bylaws of Zions Bancorporation, dated September 18, 1998, incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended September 30, 1998, SEC File No. 0-2610.

 4 Shareholder Protection Rights Agreement, dated September 27, 1996, of Zions Bancorporation, incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610.

 5 Opinion of Duane Morris LLP regarding the legality of the shares of Common Stock being registered (filed herewith).

23.1 Consent of Ernst & Young LLP, independent auditors for Zions Bancorporation (filed herewith).

23.2 Consent of KPMG LLP, independent auditors for Zions Bancorporation (filed herewith).

23.3 Consent of Duane Morris LLP (contained in their opinion filed as Exhibit 5).

24.1     Power of Attorney (included below on the Signature Page).

         ITEM 17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         We hereby undertake:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                       3-A

         (i) to include any prospectus required by Section 10(a)(3) of the Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act which is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      4-A

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 3, 2002.

                                         ZIONS BANCORPORATION



                                         By: /s/ Harris H. Simmons
                                             ---------------------
                                         Harris H. Simmons, Chairman, President
                                         and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harris H. Simmons and Doyle L. Arnold, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Capacity                       Date
---------                      --------                       ----

                               Chairman, President,
/s/ Harris H. Simmons          Chief Executive Officer and
---------------------------    Director (Principal Executive
Harris H. Simmons              Officer)                       December 3, 2002


                               Secretary, Executive Vice
/s/ Doyle L. Arnold            President and Chief Financial
---------------------------    Officer (Principal Financial
Doyle L. Arnold                Officer)                       December 3, 2002

                                       5-A

/s/ Nolan Bellon
---------------------------   Controller (Principal
Nolan Bellon                  Accounting Officer)             December 3, 2002


/s/ Jerry C. Atkin
---------------------------
Jerry C. Atkin                 Director                       December 3, 2002


/s/ Stephen D. Quinn
---------------------------
Stephen D. Quinn               Director                       December 3, 2002


/s/ L. E. Simmons
---------------------------
L. E. Simmons                  Director                       December 3, 2002


/s/ R. D. Cash
---------------------------
R. D. Cash                     Director                       December 3, 2002


/s/ Shelley Thomas Williams
---------------------------
Shelley Thomas Williams        Director                       December 3, 2002


/s/ Richard H. Madsen
---------------------------
Richard H. Madsen              Director                       December 3, 2002


/s/ I. J. Wagner
---------------------------
I. J. Wagner                   Director                       December 3, 2002


/s/ Roger B. Porter
---------------------------
Roger B. Porter                Director                       December 3, 2002

                                      6-A

                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT

 3.1 Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610.

 3.2 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to
         Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610.

 3.3 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to
         Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610.

 3.4 Restated Bylaws of Zions Bancorporation, dated September 18, 1998, incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended September 30, 1998, SEC File No. 0-2610.

 4 Shareholder Protection Rights Agreement, dated September 27, 1996, of Zions Bancorporation, incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610.

 5 Opinion of Duane Morris LLP regarding the legality of the shares of Common Stock being registered (filed herewith).

23.1 Consent of Ernst & Young LLP, independent auditors for Zions Bancorporation (filed herewith).

23.2 Consent of KPMG LLP, independent auditors for Zions Bancorporation (filed herewith).

23.3 Consent of Duane Morris LLP (contained in their opinion filed as Exhibit 5).

24.1     Power of Attorney (included above on the Signature Page).

                                      7-A